Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Press Contact:	Investor Contact:
Michael Beckerman	Gerard H. Sweeney
Beckerman Public Relations	Christopher P. Marr
908-781-6420	Brandywine Realty Trust
michael@beckermanpr.com	610-325-5600
info@brandywinerealty.com

Brandywine Realty Trust Announces Second Quarter 2004 Earnings

PLYMOUTH MEETING, PA, July 22, 2004 - Brandywine Realty Trust (BDN-NYSE) announced today that diluted earnings per share (EPS) was $0.34 for the second quarter of 2004, an increase of $0.05 per share as compared to $0.29 for the second quarter of 2003. Net income was $18.2 million for the second quarter of 2004, an increase of $4.7 million, as compared to $13.5 million for the second quarter of 2003.

Diluted EPS was $0.67 for the six-months ended June 30, 2004, an increase of $0.09 per share, as compared to $0.58 per share for the six months ended June 30, 2003. Net income was $30.6 million for the six months ended June 30, 2004, an increase of $3.2 million, as compared to $27.4 million for the six months ended June 30, 2003.

Funds from operations (FFO) was $32.7 million or $0.67 per share for the second quarter 2004 compared to $31.3 million or $0.67 per share for the second quarter of 2003. FFO for the six months ended June 30, 2004, excluding a $4.5 million preferred share redemption gain in February 2004, was $61.3 million or $1.25 per share as compared to $61.4 million or $1.31 for the same period in 2003. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, "We continued to successfully execute our business plan during the second quarter. We were pleased to achieve positive rent growth on new leases and lower capital costs than we’ve experienced over the past few quarters. Receiving an investment grade credit rating from Moody's and closing on our new line of credit are both significant achievements in our ongoing balance sheet strategy. While the real estate market conditions remain challenging, we remain enthusiastic about our growth prospects. We remain excited about our prospects for the balance of the year."

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Brandywine Realty Trust Summary Portfolio Performance

•	Payout ratio of FFO was 65.7% for the quarter
•	Quarterly rental rate growth on new leases was positive 3.0% on a straight-line basis
•	Quarterly rental rate growth on renewals was negative 8.1% on a straight-line basis
•	Quarterly retention rate was 77.1%
•	Portfolio was 90.2% occupied and 90.9% leased as of June 30, 2004
•	Leases expired or were terminated for approximately 1,100,000 square feet during the quarter
•	Leases were renewed for approximately 848,000 square feet during the quarter
•	New leases were signed for approximately 201,000 square feet during the quarter

Distributions

On June 18, 2004, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid July 15, 2004 to shareholders of record as of July 6, 2004. The Company also announced its dividend for the second quarter of 2004 was $.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on July 15, 2004 to holders of record of the Series C and Series D Preferred Shares as of June 30, 2004.

Significant Transactions

In May 2004, the Company replaced its $500 million unsecured credit facility with a $450 million unsecured credit facility. The credit facility will mature in May 2007 and bears interest at LIBOR plus a spread over LIBOR ranging from 0.65% to 1.35% based on the Company’s credit ratings. At June 30, 2004, the Company’s borrowing rate was 2.22% (LIBOR of 1.32% plus a spread over LIBOR of 0.90%). The Company has the option to increase the credit facility to a maximum of $600 million.

During the second quarter, the Company completed the sale of an office property located in King of Prussia, Pennsylvania containing approximately 104,000 square feet and a land parcel located in Richmond, Virginia., for a combined total of approximately $18.2 million.

2004 Financial Outlook

As a result of economic conditions in the Company’s markets, we continue to experience operational challenges that result in difficult earnings visibility. Our expectations for 2004 are based on the following key factors:

•	A slight increase in average occupancy from levels achieved in 2003 of 1.0% to 1.5%
•	A slight increase in same-store net operating income ranging from 1.0% to 1.5%
•	Operating margins and general and administrative margins consistent with those experienced in 2003

Based on these key assumptions, we expect the third quarter 2004 FFO per share to be $0.66 to $0.68 and EPS to be $0.30 to $0.32 and full year 2004 FFO per share to be $2.57 to $2.62 and EPS to be $1.27 to $1.33. These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and various other assumptions and projections. The estimates may be positively or negatively impacted primarily by the timing and terms of property leases.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2003. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

     BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except per share information)

	June 30,	December 31,
	2004	2003

ASSETS
Real estate investments:
Operating properties	$1,902,122	$1,869,744
Accumulated depreciation	(297,744)	(268,091)

	1,604,378	1,601,653
Construction-in-progress	63,889	29,787
Land held for development	56,646	63,915

	1,724,913	1,695,355

Cash and cash equivalents	10,545	8,552
Escrowed cash	15,824	14,388
Accounts receivable, net	4,515	5,206
Accrued rent receivable	29,801	26,652
Investment in marketable securities	235	12,052
Assets held for sale	—	5,317
Investment in unconsolidated joint ventures, at equity	13,586	15,853
Deferred costs, net	30,213	27,269
Other assets	35,250	45,132

Total assets	$1,864,882	$1,855,776

LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable	$450,110	$462,659
Borrowings under Credit Facility	270,000	305,000
Unsecured term loan	100,000	100,000
Accounts payable and accrued expenses	26,918	30,290
Distributions payable	23,667	20,947
Tenant security deposits and deferred rents	16,399	16,123
Other liabilities	1,783	15,360
Liabilities related to assets held for sale	—	52

Total liabilities	888,877	950,431

Minority interest	33,889	134,357

Beneficiaries' equity:
Preferred Shares (shares authorized-10,000,000):
7.25% Series A Preferred Shares, $0.01 par value; shares issued and outstanding-750,000 in 2004 and 2003	8	8
7.50% Series C Preferred Shares, $0.01 par value; shares issued and outstanding-2,000,000 in 2004 and 2003	20	20
7.375% Series D Preferred Shares, $0.01 par value; shares issued and outstanding-2,300,000 in 2004 and no shares in 2003	23	—
Common Shares of beneficial interest, $0.01 par value; shares authorized-100,000,000; issued and outstanding-45,666,307 in 2004 and 41,040,710 in 2003	455	410
Additional paid-in capital	1,114,887	936,730
Share warrants	401	401
Cumulative earnings	340,931	309,343
Accumulated other comprehensive loss	(169)	(2,158)
Cumulative distributions	(514,440)	(473,766)

Total beneficiaries' equity	942,116	770,988

Total liabilities and beneficiaries' equity	$1,864,882	$1,855,776

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Revenue
Rents	$64,398	$64,559	$128,161	$128,480
Tenant reimbursements	8,124	8,549	16,184	17,142
Other	4,381	1,356	6,418	4,083

Total revenue	76,903	74,464	150,763	149,705

Operating Expenses
Property operating expenses	20,194	19,113	42,422	40,425
Real estate taxes	6,897	6,775	13,829	13,335
Interest	11,948	15,241	24,052	30,547
Depreciation and amortization	16,855	14,955	32,684	29,653
Administrative expenses	3,954	3,809	7,443	7,323

Total operating expenses	59,848	59,893	120,430	121,283

Income from continuing operations before equity in income of real estate ventures,
net gain on sales of interests in real estate and minority interest	17,055	14,571	30,333	28,422
Equity in income of real estate ventures	674	411	908	569

Income from continuing operations before net gain on sales of interests
in real estate and minority interest	17,729	14,982	31,241	28,991
Net gain on sales of interests in real estate	1,148	-	1,148	1,152
Minority interest attributable to continuing operations	(622)	(2,294)	(1,883)	(4,610)

Income from continuing operations	18,255	12,688	30,506	25,533
Discontinued operations:
Income (loss) from discontinued operations	(144)	488	(141)	1,053
Net gain on disposition of discontinued operations	45	390	249	951
Minority interest	4	(42)	(4)	(96)

	(95)	836	104	1,908

Net Income	18,160	13,524	30,610	27,441
Income allocated to Preferred Shares	(2,677)	(2,976)	(4,695)	(5,952)
Redemption of Preferred Units	-	-	4,500	-

Income allocated to Common Shares	$15,483	$10,548	$30,415	$21,489

Earnings per Common Share after discontinued operations:
Basic income per Common Share	$0.34	$0.29	$0.68	$0.59

Basic weighted-average shares outstanding	45,665,274	35,603,061	44,876,459	35,452,855

Diluted income per Common Share	$0.34	$0.29	$0.67	$0.58

Diluted weighted-average shares outstanding	45,811,946	35,689,456	45,096,735	35,555,688

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$18,160	$13,524	$30,610	$27,441

Add (deduct):
Minority interest attributable to continuing operations	622	2,294	1,883	4,610
Net gain on sale of interests in real estate	(1,148)	-	(1,148)	(1,152)
Minority interest attributable to discontinued operations	(4)	42	4	96
Net gain on disposition of discontinued operations	(45)	(390)	(249)	(951)

Income before net gains on sales of interests in real estate and minority interest	17,585	15,470	31,100	30,044

Add:
Depreciation:
Real property	14,314	13,511	27,651	26,899
Real estate ventures	494	520	1,243	1,013
Amortization of leasing costs	2,342	1,764	4,643	3,404
Prepetual Preferred Share distributions	(1,998)	-	(3,336)
Redemption of Preferred Shares	-	-	4,500	-

Funds from operations (FFO)	$32,737	$31,265	$65,801	$61,360

FFO, excluding Preferred Share redemption gain (2)	$32,737	$31,265	$61,301	$61,360

Number of weighted-average Common Shares	48,874,021	46,934,097	48,854,797	46,806,367

FFO per weighted-average Common Share - fully diluted	$0.67	$0.67	$1.35	$1.31

FFO per weighted-average Common Share - fully diluted, excluding redemption charge (2)	$0.67	$0.67	$1.25	$1.31

Dividend per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of FFO (1)	65.7%	66.1%	65.3%	67.1%

Payout ratio of FFO, excluding redemption gain (1)(2)	65.7%	66.1%	70.1%	67.1%

EPS per weighted-average Common Share - fully diluted	$0.34	$0.29	$0.67	$0.58

Cash Available for Distribution (CAD):
FFO, excluding redemption gain (2)	$32,737	$31,265	$61,301	$61,360

Add (deduct):
Rental income from straight-line rents	(913)	(1,429)	(2,838)	(2,913)
Deferred market rental income	93	(91)	117	(189)
Amortization:
Deferred financing costs	549	509	1,032	1,004
Deferred compensation costs	574	688	1,127	1,500
Impairment loss	-	-	-	-
Second generation capital expenditures (3):
Building and tenant improvements	(8,186)	(7,450)	(14,871)	(12,767)
Lease commissions	(979)	(1,079)	(1,863)	(2,460)

Cash available for distribution	$23,875	$22,413	$44,005	$45,535

Number of weighted-average Common Shares	48,874,021	46,934,097	48,854,797	46,806,367

Dividend per Common Share	$0.44	$0.44	$0.88	$0.88

Cash flows from:
Operating activities	$40,816	$33,872	$73,884	$59,211
Investing activities	(13,003)	(13,192)	(31,645)	(19,793)
Financing activities	(24,825)	(21,703)	(40,246)	(58,699)

(1)	Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2)	Represents FFO excluding a gain of $4,500,000 related to Series B Preferred Unit redemption in February 2004.

(3)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - QUARTER
(unaudited)

Of the 228 properties owned by the Company as of June 30, 2004, a total of 222 properties ("Same Store Properties") containing an aggregate of 14.9 million net rentable square feet were owned for the entire three-month periods ended June 30, 2004 and 2003. Average occupancy for the Same Store Properties was 90.2% during the quarter ended June 30, 2004 and 90.5% during the quarter ended June 30, 2003. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended
	June 30,
			Dollar	Percent
	2004	2003	Change	Change

	(amounts in thousands)
Revenue
Rents (a)	$60,211	$60,349	$(138)	-0.2%
Tenant reimbursements	7,573	6,940	633	9.1%
Other (b)	1,200	203	997	491.1%

Total revenue	68,984	67,492	1,492	2.2%
Operating Expenses
Property operating expenses	20,454	19,563	891	4.6%
Real estate taxes	6,422	6,132	290	4.7%

Total property operating expenses	26,876	25,695	1,181	4.6%

Net operating income	$42,108	$41,797	$311	0.7%

(a)	Includes straight-line rental income of $755 for 2004 and $1,191 for 2003
(b)	Includes net termination fee income of $780 for 2004 and $66 for 2003

The following table is a reconciliation of income from Net Income to Same Store net operating income:

	Three Months Ended
	June 30,

	2004	2003

	(amounts in thousands)
Net income	$18,160	$13,524
Add/(deduct):
Interest expense	11,948	15,241
Administratative expenses	3,954	3,809
Equity in income of real estate ventures	(674)	(411)
Depreciation and amortization – continuing operations	16,855	14,955
Depreciation and amortization – discontinued operations	51	320
Net gain on sale of interests in real estate – continuing operations	(1,148)	-
Net gain on sale of interests in real estate – discontinued operations	(45)	(390)
Minority interest attributable to continuing operations	622	2,294
Minority interest attributable to discontinued operations	(4)	42

Consolidated net operating income	49,719	49,384
Less: Net operating income of non same store properties	(2,495)	(3,861)
Less: Eliminations and Non-property specific net operating income	(5,116)	(3,726)

Same Store Net Operating Income	$42,108	$41,797

Second Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, July 23, 2004 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, August 6, 2004 by calling 1-877-519-4471 – access code 4898498. In addition, the conference call can be accessed via a webcast located on the Company’s website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of second quarter earnings. The Supplemental Information package is available through the Company’s website @ brandywinerealty.com. The Supplemental Information Package will be found in the “Investor Relations – Financial Reports” section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region’s largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 278 office and industrial properties, aggregating 20.1 million square feet.

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